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                                  Exhibit 10.33
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STATE OF VERMONT                                          ORANGE SUPERIOR COURT
ORANGE COUNTY, SS.                                       DOCKET NO. S118-92 OeC

T. COPELAND AND SONS, INC.; and        )
COPELAND PROPERTIES, INC.,             )
                                       )
         Plaintiffs,                   )
                                       )
v.                                     )
                                       )
MASKA U.S., INC.; and HOWARD J.        )
ZUNENSHINE,                            )
                                       )
         Defendants,                   )
                                       )


                              SETTLEMENT AGREEMENT

       In consideration of the following terms and conditions, T. Copeland and Sons, Inc., and Copeland Properties, Inc., (collectively "Plaintiffs") and Howard J. Zunenshine and Maska U.S., Inc., (collectively "Defendants") hereby agree to settle the litigation between them now pending in the Orange Superior Court, Docket No. S118-92 OeC.

1. Judgment by stipulation shall enter against Maska U.S., Inc. on Plaintiffs' claim for negligence, nuisance and trespass in the amount of 7 million dollars in compensatory damages.

2. Plaintiffs' other claims, including all claims that defendants acted intentionally, knowingly, recklessly, wantonly or maliciously against both Defendants shall be dismissed with prejudice against both Defendants.

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3.     Maska U.S., Inc., shall pay one (1) million dollars to Plaintiffs in cash as follows:

       (a) Two hundred and fifty thousand ($250,000) on June 28, 1995;

       (b) Two hundred and fifty thousand ($250,000) on July 7, 1995; and

       (c) Five hundred thousand ($500,000) on July 14, 1995.

       These payments will be wired directly to the Plaintiffs' bank account. Plaintiffs agree to give Maska U.S., Inc. a two day grace period within which to make the payments required by paragraphs 3 (b) and (c) before Defendants are considered to be in default under their obligations under those subparagraphs.

4. No later than July 5, 1995, Defendant Maska U.S., Inc. shall execute a promissory note in substantially the form attached as Exhibit A in favor of Plaintiffs in the amount of six million dollars at an interest rate of 10 percent per annum on a 20 year amortization schedule with a balloon payment of all principal and interest due on the anniversary of the 5th year of this Agreement. Payments of interest and principal shall be made quarterly commencing on September 30, 1995. There shall be a 30-day grace period on defaults of the quarterly payment obligation. Upon such default

       (a) One half million dollars in principal will be added as a penalty to the note obligation; and

       (b) The interest rate shall increase to 12 percent commencing at the end of the 30 day grace period until such default and accrued interest payments have been satisfied in full.

       Further, if Defendants or SLM International, Inc. ("SLM") recover any money from their


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insurance carriers as a result of the litigation now pending in the United
States District Court for the District Court of Vermont, Docket No. 5:93-CV-309, Defendants and SLM agree to immediately shall pay over to Plaintiffs any and all monies recovered until the note obligation is fully satisfied.

       Further, if Maska U.S., Inc., or SLM or substantially all of either of their assets are sold or transferred before the note is fully satisfied, Maska U.S., Inc. and SLM agree that the obligation to pay the note shall be immediately accelerated. However, if Maska U.S., Inc. Or SLM wish to transfer or sell substantially all of or either of their assets to an affiliated entity, they shall obtain prior approval in writing from plaintiffs, and plaintiffs agree to not unreasonably withhold such approval.

       Further, if SLM or Maska refinance their $75 million in long term financing obligations to their senior unsecured creditors a/k/a the insurance company lenders, the obligation to pay the note shall be immediately accelerated to the extent of any additional borrowing as set forth in the note.

5. Defendants agree to indemnify and hold harmless T. Copeland & Sons, Inc., Copeland Properties, Inc., Timothy Copeland, Sr., and Jenny Copeland (collectively the "indemnitees") jointly, severally and individually for any liability they may suffer or claims that may be asserted against them as a result of claims by any entity arising from the presence of perchlorethylene on or migration of perchlorethylene from the T. Copeland and Sons, Inc. property in the Pierson Industrial Park, Bradford, Vermont. In the event of any payment by Maska U.S., Inc. or on Maska U.S., Inc.'s behalf, under this paragraph, Maska U.S., Inc. shall be subrogated to all of the indemnitee's rights of recovery therefore against any person or organization and the indemnitees


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shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights. The indemnitees shall reasonably cooperate with Maska U.S., Inc. in assisting in make its settlements, in the conduct of suits and in enforcing any right of contribution or indemnity against any person or organization who may be liable to the indemnitees for damages covered by this paragraph 5. Maska will have the right to control the defense of any action filed against the indemnitees covered by this paragraph, including the right to choose legal counsel. Indemnitees shall give Maska notice of any claim covered by this paragraph within 30 days of notice to the indemnitees.

6. The parties agree cooperatively to resolve any outstanding costs or obligations for compensation of experts or photocopying as previously agreed upon or ordered by the Court. Under no circumstances shall Defendant's withhold any monies owed under other paragraphs of this Agreement to secure any payments under this paragraph.

7. Maska U.S., Inc. and SLM shall provide evidence by corporate seal by no later than July 10, 1995 that the terms of this Agreement and the Note are duly authorized by those corporations respective Boards of Directors.

8. Plaintiffs shall execute a release in Defendants' favor in substantially the same form as in Exhibit B no later than July 10, 1995.

                                           COPELAND PROPERTIES, INC.

                           6/28/95         /s/ Timothy Copeland, Sr.
                        --------------     ------------------------------------


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                        Date               By: Timothy Copeland, Sr.
                                               Its duly authorized President



                                           T. COPELAND & SONS, INC.

                            6/28/95        /s/ Timothy Copeland, Sr.
                        --------------     ------------------------------------
                        Date               By: Timothy Copeland, Sr.
                                               Its duly authorized President



                                           HOWARD J. ZUNENSHINE

                        June 28, 1995      /s/ Howard J. Zunenshine
                        --------------     ------------------------------------
                        Date



                                           MASKA U.S., INC.

                        June 28, 1995      /s/ Howard J. Zunenshine
                        --------------     ------------------------------------
                        Date               By:
                                               Its duly authorized Chief
                                               Executive Officer


                                           SLM INTERNATIONAL, INC.

                        June 28, 1995      /s/ Howard J. Zunenshine
                        --------------     ------------------------------------
                        Date               By:
                                               Its duly authorized Chief
                                               Executive Officer


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                                   EXHIBIT A

                                   TERM NOTE

$6,000,000                                               ___________ , Vermont
                                                                 June __, 1995


On or before June   , 2000, for value received, the undersigned, MASKA, U.S.,
Inc. ("Borrower"), promises to pay to T. Copeland & Sons, Inc. and Copeland Properties, Inc. (collectively, "Lender"), or order, at ____________________, Vermont, or such other place as the Lender may designate in a writing delivered to Borrower, the principal sum of Six Million Dollars ($6,000,000.00) U.S., together with accrued interest at 10% per annum calculated on the basis of the actual days elapsed and a 365-day year and a 366-day leap year, and other fees and charges due or to become due hereunder.

1.      Repayment.  Principal and interest shall be payable as follows:

        a. On the last day of each calendar quarter, beginning on September 30, 1995 and continuing until maturity, Borrower shall make a combined monthly payment of principal and interest consisting of a principal payment [of $75,000] [sufficient to amortize the outstanding principal balance of this Note over a period of 20 years from the date of this Note], plus accrued interest and charges.

        b.  In addition to the quarterly payments required under subparagraph
        (a) above, Borrower shall immediately, and without demand, pay or cause to be paid to Lender any and all cash, checks, money, personal property, promissory notes, or other consideration of any kind received or recovered by Borrower, SLM International, Inc. ("SLM")
        or Howard J. Zunnenshine from any insurance company as a result of litigation now pending in the U.S. District Court in the District of
        Vermont, Document No.    ; such payment shall be a mandatory
        prepayment of principal hereunder.

        c. The entire principal balance of this Note, plus accrued and unpaid interest and any other charges due hereunder, shall be due and payable
        on June   , 2000, if not paid sooner.

2. Prepayment. This Note may be prepaid in whole or in part at any time without prepayment penalty. Any partial prepayment shall be applied first against the balloon payment due at maturity and then to principal installments in inverse order of maturity. Partial prepayments shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments, unless Lender shall otherwise agree in writing.

3. Waivers; Binding Effect. Presentment for payment, protest, notice of protest, demand, and notice of non-payment are hereby waived by all makers, sureties, guarantors and endorsers. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.



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4.      Representations and Warranties.  Borrower represents and warrants that this Note has been duly authorized, executed and delivered by Borrower, and is a valid and binding obligation of Borrower, enforceable in accordance with its terms.

5. Covenants. Borrower and SLM shall provide Lender with copies of any information that it provides to the Securities and Exchange Commission or any public information relating to its financial condition. Borrower and SLM shall also provide Lender on a monthly basis copies of any interim financial statements prepared by it or in its behalf. Borrower and SLM shall notify Lender 30 days in advance of any sale or transfer of a substantial portion of its business or assets to any person or entity, or any refinancing of all or a substantial portion of its obligations to its covenant creditors.

6. Events of Default. Any one or more of the following shall constitute an Event of Default under this Note: (a) if Borrower fails to make any regular quarterly payment within thirty days of the date such payment is due; (b) if Borrower, SLM International or Howard J. Zunnenshine recover any cash, checks, money, personal property, promissory notes, or other consideration of any kind from any insurance company as a result of litigation now pending in the U.S. District Court in the District of Vermont, Docket No.___ and all such cash, checks, money, personal property, promissory notes, or other consideration is not immediately paid or transferred to Lender; (c) if Borrower or SLM sell or transfer all or a substantial portion of their business or assets to any person or entity; (d) if Borrower or SLM refinance all or a substantial portion of their obligations to their long term creditors; or (e) Borrower breaches any of the representations, warranties or covenants of this Note.

7. Remedies. Upon the occurrence of an Event of Default, subject to the following provisions of this section 7, the outstanding principal balance of this Note, plus accrued interest, fees and charges shall be immediately due and payable, and Lender shall be entitled to exercise any and all rights and remedies available under this Note or applicable law. Notwithstanding the foregoing, upon an Event of Default under section 6(a), Borrower agrees to pay Lender an additional Five Hundred Thousand Dollars ($500,000), which amount shall be automatically added to the principal balance due under this Note. Upon the occurrence of any Event of Default, and for so long as such Event of Default continues uncured, amounts outstanding under this Note shall accrue interest at the rate of 12% per annum.

8. Costs of Collection. Upon any Event of Default, Borrower promises to pay all costs and expenses of collection in enforcement of this Note, including reasonable attorneys' fees.

9. Miscellaneous. If any provision of this Note should conflict with applicable law, such conflict shall not affect any other provision which can be given effect without the conflicting provision, and to this end the provisions of this Note are declared to be severable. All rights and obligations hereunder shall be governed by the laws of the State of Vermont, and Borrower and


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SLM hereby submit to the jurisdiction of any court of competent jurisdiction in
Vermont. Borrower and SLM expressly waive trial by jury of any issue arising out of Lender's enforcement of this Note.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date set forth above.


        MASKA, U.S., Inc.


By:
   ----------------------------
      Duly Authorized Agent



Address for Notice:


-------------------------------

-------------------------------


     SLM INTERNATIONAL, INC.


By:
   ----------------------------
      Duly Authorized Agent


  Address for Notice:


-------------------------------

-------------------------------





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                      RELEASE AND NON-DISCLOSURE AGREEMENT

        In consideration of the sum of ($7,000,000) Seven Million Dollars paid to T. Copeland & Sons, Inc. and Copeland Properties, Inc. ("Copeland") by Maska U.S., Inc., ("Maska") and other good and valuable consideration received by Copeland from Maska, the receipt of which is hereby acknowledged, Timothy E. Copeland and Jenny L. Copeland, individually and on behalf of T. Copeland & Sons, Inc. and Copeland Properties, Inc., their heirs, successors, assigns, and any other representatives, including without limitation, co-owners, lessees and mortgagees, hereby forever release, and discharge Howard J. Zunenshine, Maska and its present and future parent and subsidiary corporations, divisions, affiliates, partners, stockholders, predecessors, heirs, successors, assigns, trustees, officers, directors, employees, former officers, former directors, former employees, attorneys, agents, insurers and representatives, (the "Settling Defendants") from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, costs, damages, judgments, executions, orders and any and all claims and liabilities whatsoever of any kind, whether in law or in equity, which Plaintiffs have or may ever have against the Settling Defendants arising from the Settling Defendants' past operations that caused a release or threatened release of any hazardous substances as defined in section 101(14) of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601, et seq. as amended, and 40 CFR Part 302, including, but not limited to, perchloroethylene or any of its breakdown products, diesel oil, fuel oil, number 2 fuel oil, gasoline and gasoline constituents, or any other material that may be identified as hazardous by any competent regulatory body or agency (hereinafter collectively referred to

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as "Contaminants") at or from Maska's operations at the Pierson Industrial Park in Bradford, Vermont (the "Site").

        Without limiting the foregoing, this release includes any claims for attorneys fees, expert fees, costs or expenses of assessment, containment, removal and remediation incurred, or to be incurred in the future, as a result of any past operations that caused a release or threat of release of Contaminants, at or from the Site, and any claim for economic loss, loss of business or diminution of property value, however described, arising from the release or threat of release of Contaminants, at or from the Site, except as follows:

        (a) Maska agrees to indemnify and hold harmless T. Copeland & Sons, Inc., Copeland Properties, Inc., Timothy Copeland, Sr., and Jenny Copeland ("Indemnitees") jointly, severally and individually for any liability they may suffer or claims that may be asserted against them as a result of claims by any entity arising from the presence of perchloroethylene on or migration of perchloroethylene from the real estate now owned by Copeland Properties, Inc. in the Pierson Industrial Park, Bradford, Vermont. In the event of any payment by Maska, or on Maska's behalf, under this subparagraph, Maska shall be subrogated to all of the Indemnitee's rights of recovery therefor against any person or organization and the Indemnitees shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The Indemnitees shall cooperate with Maska in assisting it in making settlements, in the conduct of suits and in enforcing any right of contribution or indemnity against any person or organization who may be liable to the Indemnitees for damages covered by this subparagraph (a). Maska will have the right to control the defense of any action filed against

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the Indemnitees covered by this subparagraph, including the right to choose legal counsel. Indemnitees shall give Maska notice of any claim covered by this subparagraph within 30 days of notice to the Indemnitees.

        The undersigned declare that the terms of this release of all claims have been carefully read and reviewed by them and explained to them by counsel and are fully understood and voluntarily accepted with the purpose of making a full and final compromise, adjustment and settlement.

        The undersigned further agree not to disclose or publicize this settlement and agreement other than what is necessary for usual business practices, tax purposes or as required by a court action. The undersigned further agrees to instruct their attorneys not to disclose or publicize this settlement and agreement with the news media.

        This Release is being executed in four duplicate originals.

        Witness my hand and seal this _______ day of ________________, 1995


--------------------------      -------------------------------------------
Witness                         Timothy E. Copeland, Individually
                                and on behalf of T. Copeland & Sons, Inc. and Copeland Properties, Inc.


--------------------------      -------------------------------------------
Witness                         Jenny L. Copeland, Individually and on behalf
                                of T. Copeland & Sons, Inc. and Copeland
                                Properties, Inc.



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